EXHIBIT 10.2 (+)

Offer to David Wessing

•	Position – COO with special focus on product marketing & business strategies, ventures & partnerships (chemical & biological detection – lasers and biosentry) reporting to the CEO.
•	Cash Compensation – $256,000 salary, plus first year bonus potential of $100,000 subject to accomplishment of TBD objectives and goals.
•	Equity – Warrant/options for 1,000,000 shares of JMAR common stock with exercise price of $0.10 and vesting as follows: one third (333,333 shares) at the end of each year for three years.
•	Hire Date – NLT March 10th, 2008; meanwhile use best efforts to support JMAR business interests.
•	Relocation Expenses – moving expenses incl HHG; airfare expenses for up to 4 round trips between SAN & ABQ during family separation period Mar-Jun timeframe; 60 days temporary housing.
•	Benefits

o	Medical Insurance
▪	HMO Plan – employee premium paid by JMAR, employee pays 40% of any additional family members premium
▪	PPO Plan – employee pays 17% of the employee premium and 44% of any additional family members premium
▪	Vision Indemnity – JMAR pays employee premium, employee pays for additional family members

o	Dental Insurance
▪	DMO Plan – employee premium paid by JMAR, employee pays 40% of any additional family members premium
▪	PPO Plan – employee pays 34% of the employee premium and 46% of any additional family members premium

o	Life Insurance – Employer paid premium – paid out at 1x annual salary to a maximum of $300,000

o	LTD
▪	Core premium paid by employer – paid out at 50% of monthly earnings up to a maximum benefit of $3,000
▪	Buy-Up – paid by employee – paid out at 60% of monthly earnings up to a maximum benefit of $10,000

o	STD – Employee paid premiums - paid out at 70% of weekly earnings up to $1,500 per week

o
401(k) Employee Savings Plan – Employee can contribute up to 20% of salary with an annual maximum of $15,500 and $20,500 for employees over the age of 50.  JMAR will make a contribution of 25% of employee’s contribution, not to exceed 25% of 3% of employee’s salary.

o	Holidays – 10 paid holidays

o	Vacations
▪	You will accrue 3 weeks per year for the first 5 years of service and thereafter an additional day will accrue for each additional year of service up to a maximum of 5 weeks per year.
▪	All Other Employees – accrue at 10 days per year for the first 5 years of service, 15 days per year after 5 years of service.

o	Sick – 48 hours per year, carried over from year to year up to a maximum of 96 hours

o	Leave of Absence for Death in Immediate Family – 3 days paid leave; may supplement with accrued leave

o	Jury Duty
▪	Exempt Employees – will receive regular salary for any week of jury duty in which employee works any hours for JMAR
▪	Non-exempt employees – are unpaid and may use accrued vacation leave

o	Unpaid Leave of Absence – JMAR offers short term leave, family or medical leave, pregnancy related leave, extended military leave, and military reserve training leave

On Behalf Of: JMAR TECHNOLOGIES, INC. s/ C. Neil Beer C. Neil Beer, Ph.D. President & CEO	ACCEPTED: s/ David G. Wessing David G. Wessing